Exhibit 4.11

EXECUTION VERSION

14.875% SENIOR NOTES DUE 2020

EXCHANGE AND REGISTRATION

RIGHTS AGREEMENT

of

HD SUPPLY, INC.

dated as of April 12, 2012

i

EXCHANGE AND REGISTRATION RIGHTS AGREEMENT (as amended, waived, supplemented or otherwise modified from time to time, this “Agreement”), dated as of April 12, 2012, by and among HD Supply, Inc., a Delaware corporation (the “Company”), each of the subsidiaries of the Company whose name appears on the signature pages hereof, as guarantors of the Initial Notes (as such and other capitalized term used herein are defined in Section 1 hereof), and each of the holders of the Securities whose name appears on the signature pages hereof and any Person who becomes a party hereto pursuant to Section 8(c) (such holders each referred to individually as a “Noteholder,” and collectively the “Noteholders”).

RECITALS

WHEREAS, H 2008-3 Cayman Partners, L.P., PQ/HDS Cayman Partners, L.P., PQ/HDS Cayman Partners-A, L.P., Clayton, Dubilier & Rice Fund VII, L.P., CD&R Parallel Fund VII, L.P. and Clayton, Dubilier & Rice Fund VII (Co-Investment) (each an “Initial Investor” and, collectively, the “Initial Investors”) have entered into a Purchase and Exchange Agreement, dated as of April 5, 2012 (the “Purchase and Exchange Agreement”), with the Company and the guarantors party thereto, pursuant to which the Initial Investors have acquired, collectively, $757,002,000 aggregate initial principal amount of the Company’s 14.875% Senior Notes due 2020 (including any such notes issued as pay-in-kind interest on any such other notes, the “Initial Notes”) from the Company on the date hereof;

WHEREAS, on or after the Exchange Period Start Date, the Company proposes to issue, at the request of the Initial Investors, upon the terms set forth herein, to the Noteholders an aggregate of up to the principal amount at any time outstanding of the Initial Notes of a new series of the Company’s senior unsecured notes due 2020 (including any such notes issued as pay-in-kind interest on any such other notes, the “Exchange Notes”) having substantially the same terms as the Initial Notes (other than that the indenture governing the Exchange Notes will include a customary prohibition on voting by Affiliates of the Company) and guaranteed by the same entities (the “Guarantors”) that guarantee the Company’s obligations under the Initial Notes, in exchange for Initial Notes held by each Noteholder, in whole or in part at any time or from time to time on or after the Exchange Period Start Date as provided herein; and

WHEREAS, in connection and concurrently with the consummation of the transactions contemplated by the Purchase and Exchange Agreement, the Company wishes to grant to each of the Noteholders the right to demand the registration for resale of the Exchange Notes, or a registered exchange offer therefor, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

AGREEMENT

1. Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Bain” means H 2008-3 Cayman Partners, L.P., acting at the direction of those Bain Investors holding a majority of the Securities held by all Bain Investors.

“Bain Investors” means H 2008-3 Cayman Partners, L.P. and any of its Permitted Transferees who are Noteholders.

“Carlyle” means PQ/HDS Cayman Partners, L.P., acting at the direction of those Carlyle Investors holding a majority of the Securities held by all Carlyle Investors.

“Carlyle Investors” means PQ/HDS Cayman Partners, L.P., PQ/HDS Cayman Partners-A, L.P. and their Permitted Transferees who are Noteholders.

“CD&R” means Clayton, Dubilier & Rice Fund VII, L.P., acting at the direction of those CD&R Investors holding a majority of the Securities held by all CD&R Investors.

“CD&R Investors” means Clayton, Dubilier & Rice Fund VII, L.P. and its Permitted Transferees who are Noteholders.

“Coordination Committee” has the meaning given to such term in the Noteholders Agreement.

“Covered Person” has the meaning given to such term in Section 5.

“Demand Notice” means a written notice from a Holder or Holders of Registrable Securities delivered to the Company pursuant to Section 3(a) or Section 3(b) requesting the Company to file a Registration Statement and take the other actions required by such sections.

“Demand Registration” means a registration of Registrable Securities made pursuant to Section 3(a) or Section 3(b).

“Effective Time,” in the case of (i) an Exchange Registration, shall mean the time and date as of which the SEC declares the Exchange Registration Statement effective or as of which the Exchange Registration Statement otherwise becomes effective and (ii) a Shelf Registration, shall mean the time and date as of which the SEC declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective.

“Electing Noteholder” has the meaning given to such term in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Exchange Date” has the meaning given to such term in Section 2(b).

“Exchange Notes” has the meaning given to such term in the recitals.

“Exchange Notes Indenture” means the indenture to be entered among the Company, the subsidiary guarantors from time to time parties thereto and an indenture trustee, governing the Exchange Notes, as the same may be amended, waived, supplemented or otherwise modified from time to time.

“Exchange Notice” has the meaning given to such term in Section 2(b).

“Exchange Offer” has the meaning given to such term in Section 3(b).

“Exchange Period Start Date” means the later of (a) the Retirement Date and (b) the earlier of (i) October 12, 2013 and (ii) the date that is 90 days after a registration statement of the Company with respect to the Company’s 11% Senior Secured Second Priority Notes due 2020 has become effective.

“Exchange Registration Statement” has the meaning given to such term in Section 3(b).

“Guarantors” has the meaning given to such term in the recitals.

“Holder” means each of the Noteholders and any direct or indirect transferee of a Noteholder who has acquired Securities from a Noteholder not in violation of the Noteholders Agreement and who agrees in writing to be bound by the provisions of this Agreement.

“Initial Investor” has the meaning given to such term in the recitals.

“Initial Notes” has the meaning given to such term in the recitals.

“Initial Notes Indenture” means the Indenture, dated as of the date hereof, among the Company, as Issuer, the subsidiary guarantors from time to time parties thereto and Initial Notes Trustee, governing the Initial Notes, as the same may be amended, waived, supplemented or otherwise modified from time to time.

“Initial Notes Trustee” means Wilmington Trust, National Association, as trustee under the Initial Notes Indenture, and any successor thereof.

“Indemnified Party” has the meaning given to such term in Section 5.

“Indemnifying Party” has the meaning given to such term in Section 5.

“Losses” has the meaning given to such term in Section 5.

“NASD” means the National Association of Securities Dealers, Inc.

“Noteholders” has the meaning given to such term in the preamble.

“Noteholders Agreement” means the Noteholders Agreement, dated as of the date hereof, among the Company, the CD&R Investors, the Bain Investors, the Carlyle Investors and the other holders of the Initial Notes party thereto, as the same may be amended, waived, supplemented or otherwise modified from time to time in accordance with its terms.

“Outstanding” or “outstanding,” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under the applicable indenture, except (i) Securities theretofore cancelled or delivered to the applicable trustee for cancellation, (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the applicable trustee or paying agent in trust for the holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to the applicable indenture or provision therefor reasonably satisfactory to the applicable trustee has been made, and (iii) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to the applicable indenture. A Security does not cease to be Outstanding because the Company or any Affiliate of the Company holds the Security.

“Permitted Transferee” has the meaning given to such term in the Noteholders Agreement.

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or any department or agency thereof or any other entity.

“Principal Investors” has the meaning given to such term in the Noteholders Agreement.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Purchase and Exchange Agreement” has the meaning given to such term in the recitals.

“Registered Exchange Notes” has the meaning given to such term in Section 3(b).

“Registrable Securities” means any Exchange Notes held by a Holder. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they are sold or exchanged for Registered Exchange Notes pursuant to an effective Registration Statement under the Securities Act, (ii) they shall have ceased to be outstanding or (iii) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one Registration Statement at any one time.

“Registration Statement” means any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Retirement Date” means the date on which at least 75% of the aggregate principal amount of 13.5% Senior Subordinated Notes due 2015 of the Company outstanding on the date hereof:

(i) have had their scheduled maturity date extended to a date at least 91 days after the scheduled maturity date of the Securities,

(ii) have been refinanced with indebtedness of the Company or any Subsidiary thereof (x) that is subordinated to the Securities (and any guarantee thereof) in right of payment, having a scheduled maturity date that is on a date at least 91 days after the scheduled maturity date of the Securities, (y) that is pari passu in right of payment with the Securities (and any guarantee thereof), having a scheduled maturity date that is on or after the scheduled maturity date of the Securities, or (z) that is secured indebtedness having a scheduled maturity date that is on or after the scheduled maturity date of the Senior Secured Credit Facility (as in effect on the date hereof), or

(iii) have been otherwise retired (other than by refinancing with indebtedness of the Company or any Subsidiary thereof).

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Securities” means the Initial Notes, the Exchange Notes to be issued to the Holders as described in Section 2 hereof, and securities issued in exchange therefor or in lieu thereof pursuant to the Initial Notes Indenture, the Exchange Notes Indenture or other indenture (including Registered Exchange Notes). Unless the context otherwise requires, any reference herein to a “Security” or a “Registrable Security” shall include a reference to the related guarantees thereof, if any.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Senior Secured Credit Facility” means the senior secured credit facility provided by, and pursuant to, the Credit Agreement, dated as of April 12, 2012, among the Company, as borrower, the several lenders and financial institutions from time to time parties thereto, Bank of America, N.A., as administrative agent and collateral agent and the other parties thereto.

“Senior Subordinated Notes” means the Company’s 13.5% Senior Subordinated Notes due 2015.

“Shelf Registration” has the meaning given to such term in Section 3(a).

“Shelf Registration Statement” has the meaning given to such term in Section 3(a).

“Shelf Underwritten Offering” has the meaning given to such term in Section 3(f).

“Subsidiary” has the meaning given to such term in the Noteholders Agreement.

“Take Down Notice” has the meaning given to such term in Section 3(f).

2. Exchange Notes.

(a) At any time or from time to time, on or after the Exchange Period Start Date, at the option of any Holder or Holders holding at least 15% of the aggregate original principal amount of the Initial Notes (collectively, the “Electing Noteholders”), the Initial Notes held by the Electing Noteholders may be exchanged in whole or in part for one or more Exchange Notes having an aggregate principal amount equal to the outstanding amount of such Initial Notes. Accrued and unpaid interest on the Initial Notes being exchanged shall be deemed to have been accrued under, and shall be payable in accordance with, the Exchange Notes received by the Electing Noteholders in exchange for such Initial Notes.

(b) The Electing Noteholders shall provide the Company prior written notice of such election (each such notice, an “Exchange Notice”), at least 15 Business Days prior to the date on which the Electing Noteholders wish the exchange to take place (each such date, an “Exchange Date”), which notice shall be revocable by each Electing Noteholder, with respect to itself only, at any time prior to the Exchange Date. The Exchange Notice shall specify the principal amount of the Initial Notes to be exchanged (which shall be a multiple of $1,000 or the entire aggregate outstanding amount of the Initial Notes held by such Holder) and the Exchange Date, which shall be a Business Day.

(c) Within five days after receipt by the Company of an Exchange Notice, the Company shall give written notice of such Exchange Notice to all other Holders of Initial Notes. Each such other Holder may elect to participate in the exchange on the applicable Exchange Date by providing the Company notice of such election no later than five days prior to the applicable Exchange Date; provided that such notice includes all of the information that would be required in an Exchange Notice and that such other Holder satisfies all the conditions applicable to an Electing Noteholder.

(d) On the Exchange Date, each Electing Noteholder shall deliver to the Initial Notes Trustee a transfer instruction in favor of the Company with respect to the Initial Notes being exchanged (together with any Initial Note being exchanged that has been issued in certificated form) in accordance with the terms of the Initial Notes Indenture, and the Company shall deliver an authentication and delivery order to the trustee under the Exchange Notes Indenture directing such trustee to authenticate and deliver the Exchange Notes to such Electing Noteholder as specified in the Exchange Notice.

(e) If requested by any Electing Noteholder, the Company shall use its reasonable best efforts to cause the Exchange Notes to be issued in global form and held through The Depository Trust Company.

(f) As a condition precedent to effecting any exchange pursuant to this Section 2(a), each Electing Noteholder shall (i) represent to the Company that (x) it owns its Initial Notes being exchanged, beneficially and of record, free and clear of any liens, encumbrances, claims and title defects, (y) there are no outstanding options or other rights or agreements, commitments or understandings of any kind to which such Electing Noteholder is a party, to acquire from such Electing Noteholder, or other obligation of such Electing Noteholder to transfer or sell, any of its Initial Notes being exchanged, and (z) upon issuance of the applicable Exchange Notes in exchange for its Initial Notes being exchanged, the Company will acquire good and valid title to all of such Initial Notes, free and clear of any liens, encumbrances, claims and title defects, and (ii) make such other representations to the Company as the Company may reasonably request and (iii) provide to the Company and the trustee of the indenture governing the Exchange Notes such other documents and information as the Company or such trustee may reasonably request.

3. Registration on Request.

(a) Shelf Registration Statement. Subject to the following paragraphs of this Section 3(a), on or after the Exchange Period Start Date, any Holder or Holders of Registrable Securities shall have the right to request that the Company to use its reasonable best efforts to (i) file under the Securities Act as promptly as practicable, but not later than 60 days after such Holders’ request, a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis by such Holders of, all or a portion of such Holders’ Registrable Securities pursuant to Rule 415 or any similar rule that may be adopted by the SEC (such filing, a “Shelf Registration” and such registration statement, a “Shelf Registration Statement”), in each case by delivering a Demand Notice, provided that (A) the aggregate outstanding principal amount of the Registrable Securities being so registered shall represent not less than 15% of the aggregate outstanding principal amount of all Securities and (B) the Company shall not be obligated to file a Shelf Registration Statement relating to any Demand Notice under this Section 3(a) within a period of 180 days after the Effective Time of any other Registration Statement relating to any Demand Notice under Section 3(a) or Section 3(b), and (ii) supplement or make amendments to the Shelf Registration Statement, as and when required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registration, and to furnish to each Holder electing to participate in such Shelf Registration Statement copies of any such supplement or amendment promptly following its filing with the SEC.

Within 10 days after receipt by the Company of a Demand Notice in accordance with this Section 3(a), the Company shall give written notice of such Demand Notice to all other Holders of Registrable Securities and shall, subject to the provisions of Section 3(d) hereof, include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within 15 days after such notice is given by the Company to such Holders.

All requests made pursuant to this Section 3 will specify the number of Registrable Securities to be registered and the intended methods of disposition thereof.

The Company shall be required to maintain the effectiveness of the Shelf Registration Statement with respect to any Demand Registration for a period of at least six months after the Effective Time thereof or such shorter period during which all Registrable Securities covered by such Registration Statement have actually been sold; provided that such period shall be extended for a period of time equal to the period any Holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Company or an underwriter of the Company pursuant to the provisions of this Agreement.

(b) Exchange Registration Statement. Subject to Section 3(c) and the following paragraphs of this Section 3(b), in lieu of requesting the Company to file or to cause to become effective a Shelf Registration Statement pursuant to Section 3(a) above, any Holder or Holders of Registrable Securities shall have the right, by delivering a Demand Notice, to request the Company use its reasonable best efforts to file under the Securities Act a registration statement relating to an offer to exchange (such registration statement, the “Exchange Registration Statement”, and such offer, the “Exchange Offer”) all or a portion of such Holders’ Registrable Securities for a like aggregate principal amount of debt securities issued by the Company and guaranteed by the Guarantors, which debt securities and guarantees are substantially identical to the Registrable Securities (and are entitled to the benefits of a trust indenture which is substantially identical to the Exchange Notes Indenture or is the Exchange Notes Indenture and which has been qualified under the Trust Indenture Act), except that they have been registered pursuant to an effective registration statement under the Securities Act and do not contain restrictions on transfer (such new debt securities, including any such notes issued as pay-in-kind interest on any such other notes, hereinafter called “Registered Exchange Notes”), provided that (A) the aggregate outstanding principal amount of the Registrable Securities being so exchanged shall represent not less than 15% of the aggregate outstanding principal amount of all Securities and (B) the Company shall not be obligated to file an Exchange Registration Statement relating to any Demand Notice under this Section 3(b) within a period of 180 days after the Effective Time of any other Registration Statement relating to any Demand Notice under Section 3(a) or Section 3(b). The Exchange Offer will be registered under the Securities Act on the appropriate form and will comply with all applicable tender offer rules and regulations under the Exchange Act. The Company further agrees to use its reasonable best efforts to commence the Exchange Offer promptly after the Effective Time of the Exchange Registration Statement, hold the Exchange Offer open for the period required by applicable law (including pursuant to any applicable interpretation by the staff of the SEC), but in any event for at least 20 business days, and exchange the Registered Exchange Notes for all Registrable Securities that have been validly tendered and not withdrawn on or prior to the expiration of the Exchange Offer. If the Company commences the Exchange Offer, the Company will be entitled to close the Exchange Offer 30 days after the commencement thereof (or at the end of such shorter period permitted by applicable law), provided that the Company has accepted all the Registrable Securities validly tendered in accordance with the terms of the Exchange Offer. The Company agrees (x) to include in the Exchange Registration Statement a prospectus for use in any resales by any holder of Registered Exchange Notes that is a broker-dealer and (y) to keep such Exchange Registration Statement effective for a period (the “Resale Period”) beginning when Registered Exchange Notes are first issued in the Exchange Offer and ending upon the earlier of the expiration of the 90th day after the Exchange Offer has been completed and such time as such broker-dealers no longer own any Registrable Securities.

Within 10 days after receipt by the Company of a Demand Notice in accordance with this Section 3(b), the Company shall give written notice of such Demand Notice to all other Holders of Registrable Securities and shall, subject to the provisions of Section 3(d) hereof, include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within 15 days after such notice is given by the Company to such Holders.

Each Holder participating in the Exchange Offer shall be required to represent to the Company that (i) any Registered Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) at the time of the commencement of the Exchange Offer such Holder has no arrangements or understanding with any person to participate in the distribution of the Securities or the Registered Exchange Notes within the meaning of the Securities Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Company, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Registered Exchange Notes, (v) if such Holder is a broker-dealer, that it will receive Registered Exchange Notes for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such Registered Exchange Notes and (vi) such Holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

(c) Exchange Offer Unavailable. If any Holder has delivered a Demand Notice pursuant to Section 3(b) above and (i) on or prior to the time the Exchange Offer is consummated, SEC’s interpretations are such that the Exchange Securities received by Holders in the Exchange Offer for Registrable Securities are not or would not be, upon receipt, transferable by each such Holder without restriction under the Securities Act, or (ii) any Holder shall be, and shall notify the Company that such Holder is, prohibited by law or SEC policy from participating in the Exchange Offer or such Holder may not resell the Registered Exchange Notes acquired in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Registration Statement is not available for such resales by such Holder and any such

Holder so requests, the Company shall, in lieu of (or, in the case of clause (ii), in addition to) conducting the Exchange Offer contemplated by Section 3(b), use its reasonable best efforts to file under the Securities Act and cause to become effective as promptly as reasonably practicable, a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities of the Holders that elect to participate in such Shelf Registration as set forth in Section 3(a).

(d) Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter or underwriters advise the Holders of such securities in writing that in its reasonable view the principal amount of Registrable Securities proposed to be sold in such offering (including, without limitation, securities proposed to be included by other holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights) is such as to adversely affect the success of such offering, then there shall be included in such firm commitment underwritten offering the principal amount of Registrable Securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering, and such principal amount of Registrable Securities shall be allocated among the Holders of Registrable Securities requesting inclusion in such registration pro rata on the basis of the percentage of Registrable Securities owned by each such Holder relative to the number of Registrable Securities owned by all such Holders until, with respect to each Holder, all Registrable Securities requested for registration by such Holders have been included in such registration.

(e) Postponements in Requested Registrations. (i) If the Company shall at any time furnish to the Holders a certificate signed by its chairman of the board, chief executive officer, president or any other of its authorized officers stating that the filing of a Registration Statement with respect to Registrable Securities would require the disclosure of material information the disclosure of which would, in the good faith judgment of the board of directors of the Company, have a material adverse effect on the business, operations or prospects of the Company (including, without limitation, the ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction), the Company may postpone the filing (but not the preparation) of a Registration Statement required by this Section 3 for up to 45 days and (ii) if the board of directors of the Company determines in its good faith judgment, that the registration and offering otherwise required by this Section 3 would have an adverse effect on a then contemplated public offering of securities of the Company, the Company may postpone the filing (but not the preparation) of a Registration Statement required by this Section 3, during the period starting with the tenth day immediately preceding the date of the anticipated filing of, and ending on a date 30 days (or such shorter period as the managing underwriter may permit) following the effective date of, the registration statement relating to the public offering of the securities of the Company; provided that the Company shall at all times in good faith use its reasonable best efforts to cause any Registration Statement required by this Section 3 to be filed as soon as possible and; provided, further, that the Company shall not be permitted to postpone registration pursuant to this Section 3(e) more than once in any 360-day period. The Company shall promptly give the Holders requesting registration of Registrable Securities pursuant to this Section 3 written notice of any postponement made in accordance with the preceding sentence.

(f) Underwritten Shelf-Take Downs. At any time that a Shelf Registration Statement covering Registrable Securities pursuant to Section 3 is effective, if any Initial Investor (or any of its Permitted Transferees) delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering (a “Shelf Underwritten Offering”) or an offering that is a “bought deal” or a block trade with one or more investment banks, of all or part of its Registrable Securities included by it on the Shelf Registration Statement, then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities by any other Holders pursuant to Section 3(d)), “bought deal” or block trade. In connection with any Shelf Underwritten Offering:

(i) such proposing Initial Investor (or Permitted Transferee) shall also deliver the Take-Down Notice to all other Holders included on such Shelf Registration Statement and permit each Holder to include its Registrable Securities included on the Shelf Registration Statement in the Shelf Underwritten Offering if such Holder notifies the proposing Initial Investor (or Permitted Transferee) and the Company within five business days after delivery of the Take-Down Notice to such Holder; and

(ii) in the event that the underwriter advises such proposing Initial Investor (or Permitted Transferee) and the Company in writing that in its reasonable view the total principal amount of Registrable Securities proposed to be sold in such offering (including securities proposed to be included by other Holders of Registrable Securities entitled to include securities in such take-down offering pursuant to Section 3(f)(i)) is such as to adversely affect the success of such offering, then the underwriter may limit the principal amount of Registrable Securities which would otherwise be included in such take-down offering in the same manner as described in Section 3(d) with respect to a limitation of Registrable Securities to be included in a registration.

(g) Registration Statement Form. If any registration requested pursuant to this Section 3 which is proposed by the Company to be effected by the filing of a Registration Statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter shall advise the Company in writing that, in its reasonable opinion, the use of another form of registration statement is of material importance to the success of such proposed offering or is otherwise required by applicable law, then such registration shall be effected on such other form.

(h) Selection of Underwriters. The Coordination Committee exclusively shall negotiate agreements with the underwriters with regard to holdback and lock-up arrangements. The Coordination Committee exclusively also shall select the lead managing underwriter in all underwritten offerings of the Company, including those made pursuant to Section 3 hereof.

4. Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3 hereof, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a) prepare and file, in each case as promptly as practicable, with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the Holders thereof or by the Company in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable and to remain effective as provided herein; provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which the Holders of a majority of the Registrable Securities covered by such Registration Statement (or their counsel) or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable law;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

(c) notify each selling Holder of Registrable Securities, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(m) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling Holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practical;

(e) if requested by the managing underwriters, if any, or the Holders of a majority of the then issued and outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 4(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(f) deliver to each selling Holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 4, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(g) prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so required to qualify but for this paragraph (g) or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(h) cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may request at least two business days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within ten business days prior to having to issue the securities;

(i) use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

(j) upon the occurrence of any event contemplated by Section 4(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(k) prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(l) provide and cause to be maintained a note registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(m) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its Subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the selling Holders of such Registrable Securities opinions of outside counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsels to the selling Holders of the Registrable Securities), addressed to each selling Holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling Holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 5 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the Holders that will be a party to that underwriting agreement and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, their counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 4(m)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(n) make available for inspection by a representative of the selling Holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law or applicable legal process or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure. Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company or its Subsidiaries in violation of law;

(o) cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, participation in “road shows”);

(p) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

(q) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 thereunder.

The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each Holder of Registrable Securities agrees if such Holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv), 4(c)(v) or 4(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(j) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the Holder is required to discontinue disposition of such securities.

5. Indemnification.

(a) Indemnification by the Company. The Company and each Guarantor shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (each such person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular, or other document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company or any Guarantor of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company or any Guarantor and relating to any action or inaction in connection with the related offering of Registrable Securities (without limitation of the preceding portions of this Section 5(a)) and will reimburse each such Covered Person, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that neither the Company nor any Guarantor will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Covered Person, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company or any Guarantor by such Covered Person for use therein. It is agreed that the indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) Indemnification by Holder of Registrable Securities. The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed in accordance with Section 4 hereof, that the Company and the Guarantors shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other Holders of Registrable Securities, the Company , the Guarantors, their respective directors and officers and each Person who controls the Company or any of the Guarantors (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and all other prospective sellers, from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, offering circular, or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will (without limitation of the portions of this Section 5(b)) reimburse the Company, the Guarantors, such directors, controlling persons and prospective sellers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company or any Guarantor by such Holder with respect to itself for inclusion in such Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld);

and provided, further, that the liability of such Holder of Registrable Securities shall be limited to the net proceeds received by such selling Holder from the sale of Registrable Securities covered by such Registration Statement.

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnified Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party or adversely affects such Indemnified Party other than as a result of financial obligations for which such Indemnified Party would be entitled to indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 5 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), an Indemnifying Party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 5(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(e) Other Indemnification. Indemnification similar to that specified in the preceding provisions of this Section 5 (with appropriate modifications) shall be given by the Company, each Guarantor and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

(f) Non-Exclusivity. The obligations of the parties under this Section 5 shall be in addition to any liability which any party may otherwise have to any other party.

6. Registration Expenses. All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Company or any Guarantor (including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the NASD and (B) of compliance with securities or “Blue Sky” laws, including, without limitation, any fees and disbursements of counsel for the underwriters in connection with “Blue Sky” qualifications of the Registrable Securities pursuant to Section 4(g), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or by the Holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Company or any Guarantor, (iv) fees and disbursements of counsel for the Company or any Guarantor, (v) expenses of the Company or any Guarantor incurred in connection with any road show, (vi) fees and disbursements of all independent certified public accountants referred to in Section 4(m) hereof (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company or any Guarantor, (vii) fees and disbursements of separate counsel for each of (x) the Initial Investors, and (z) if none of the Initial Investors or their Affiliates is participating in the offering, one counsel for the Holders whose Registrable Securities are included in a Registration Statement, which counsel shall be selected by the Holders of a majority of the Registrable Securities included in such Registration Statement), (viii) the fees and disbursements of the Person that will serve as trustee under the Exchange Notes Indenture (including fees and disbursements of such Person’s counsel) and (ix) all fees and expenses incurred by the Company or any Guarantor in connections with the issuance and exchange of any Exchange Notes or Registered Exchange Notes (collectively, the “Registration Expenses”) shall be borne by the Company whether or not any Registration Statement is filed or becomes effective. In addition, the Company and the Guarantors shall pay their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company or any Guarantor are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

Neither the Company nor any Guarantor shall be required to pay (i) fees and disbursements of any counsel retained by any Holder of Registrable Securities or by any underwriter (except as set forth above in this Section 6), (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Company) or (iii) any other expenses of the Holders of Registrable Securities not specifically required to be paid by the Company pursuant to the first paragraph of this Section 6.

7. Rule 144. The Company covenants that, to the extent it is required to do so, it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Initial Investor (or any of its Permitted Transferees, make publicly available such information), and it will take such further action as any Holder of Registrable Securities (or, if the Company is not required to file reports as provided above, any Initial Investor (or any of its Permitted Transferees) may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

8. Miscellaneous.

(a) Termination. This Agreement will be effective as of the date hereof and will continue in effect thereafter until the earliest of (a) its termination by the consent of all parties hereto or their respective successors in interest, (b) the date on which no Registrable Securities remain outstanding and (c) the dissolution, liquidation or winding up of the Company, whereupon this Agreement shall terminate other than the provisions of Section 5, which shall survive any termination of this Agreement. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

(b) Amendments and Waivers. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if any such amendment, action or omission to act, has been approved by Noteholders holding in excess of 50% of the aggregate principal amount of the then outstanding Securities and such amendment has been unanimously approved by the Principal Investors, provided that this Agreement may not be amended in a manner that would, by its terms, adversely affect the rights or obligations of any Noteholder which does not adversely affect the rights or obligations of all similarly situated Noteholders in the same manner without the consent of such Noteholder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any Noteholder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Noteholder granting such waiver in any other respect or at any other time.

(c) Successors, Assigns and Transferees. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent Noteholder and subsequent Holder of any Registrable Securities, subject to the provisions contained herein and the Noteholders Agreement. Without limitation to the foregoing, in the event that a Noteholder or any of its successors or assigns or any other subsequent Holder of any Securities distributes or otherwise transfers any of the Securities to any of its present or future shareholders, members, or general or limited partners, the Company hereby acknowledges that the exchange and registration rights granted pursuant to this Agreement shall be transferred to such shareholders, members or general or limited partners on a pro rata basis, and that at or after the time of any such distribution or transfer, any such shareholder, member, general or limited partner or group of shareholders, members or general or limited partners may designate a Person to act on its behalf in delivering any notices or making any requests hereunder.

(d) Notices. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a facsimile (receipt confirmation requested), and shall be directed to the address set forth below (or at such other address or facsimile number as such party shall designate by like notice):

(i)	if to the Company, to:

HD Supply, Inc.

3100 Cumberland Blvd

Suite 1480

Atlanta, GA 30339

Attention: General Counsel

Fax: (770) 852-9466

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention:	Steve J. Slutzky Paul D. Brusiloff, Esq.

Fax: (212) 909-6836

(ii)	if to a Bain Investor, to:

c/o Bain Capital Partners, LLC

John Hancock Tower

200 Clarendon Street

Boston, MA 02116

Attention: Steve Zide

Fax: (617) 516-2010

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199-3600

Attention:	Allen Alyson, Esq. Byung Choi, Esq.

Fax: (617) 951-7050

(iii)	if to a Carlyle Investor, to:

c/o The Carlyle Group

1001 Pennsylvania Avenue, NW

Suite 220 South

Washington, DC 20004-2505

Attention: Brian Bernasek

Fax: (202) 347-1818

with a copy (which shall not constitute notice) to:

Paul Weiss Rifkind Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Brad Okun, Esq.

Fax: (212) 757-3990

(iv)	if to a CD&R Investor, to:

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, New York 10152

Attention: Theresa Gore

Fax: (212) 407-5252

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention:	Steve J. Slutzky, Esq. Paul D. Brusiloff, Esq.

Fax: (212) 909-6836

(v)	if to any other Noteholder, to the address of such other Noteholder as shown in the records of the applicable note registrar.

(e) Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

(f) Entire Agreement; No Third Party Beneficiaries. This Agreement, together with the Noteholders Agreement and the Purchase and Exchange Agreement, constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede any prior discussions, correspondence, negotiation, proposed term sheet, agreement, understanding or agreement and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement, and, except as provided in Section 5 with respect to an Indemnified Party or Section 8(c), this Agreement is not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

(g) Governing Law; Jurisdiction and Forum; Waiver of Jury Trial. (i) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the laws of a different jurisdiction.

(ii) Each party to this Agreement irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in such district in respect of any suit, action or other proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such court. Each party to this Agreement hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action or other proceeding. The parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any suit, action or other proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(iii) EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED INSTRUMENTS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 8(g). NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

(h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(i) Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

(j) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

(k) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Noteholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, shareholder, general or limited partner or member of any Noteholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, shareholder, general or limited partner or member of any Noteholder or of any Affiliate or assignee thereof, as such for any obligation of any Noteholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(l) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s) or any other electronic means.

(n) Aggregation. In the event that in connection with any underwritten offering, the underwriter of such offering requests a reduction in the number of Registrable Securities to be sold in accordance with Sections 3(d) or 3(f)(ii), any Initial Investor shall be entitled by written notice to the Company to allocate among the Initial

Investor and each other Holder that is a Permitted Transferee of such Initial Investor or its Affiliates (collectively, the “Principal Investor Group”) the aggregate number of Registrable Securities which may be sold following such reduction by such Principal Investor Group.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

[Remainder of page intentionally left blank.]

Very truly yours,

HD SUPPLY, INC.

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Senior Vice President, Strategic Business Development

[Signature Page to Senior Notes Registration Rights Agreement]

BRAFASCO HOLDINGS II, INC.
BRAFASCO HOLDINGS, INC.
COX LUMBER CO.
CREATIVE TOUCH INTERIORS, INC.
HD SUPPLY CONSTRUCTION SUPPLY GROUP, INC.
HD SUPPLY FACILITIES MAINTENANCE GROUP, INC.
HD SUPPLY FASTENERS & TOOLS, INC.
HD SUPPLY GP & MANAGEMENT, INC. HD SUPPLY MANAGEMENT, INC.
HD SUPPLY UTILITIES GROUP, INC.
HD SUPPLY WATERWORKS GROUP, INC.
HSI IP, INC.
SUNBELT SUPPLY CANADA, INC.
WHITE CAP CONSTRUCTION SUPPLY, INC.

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

[Signature Page to Senior Notes Registration Rights Agreement]

HD BUILDER SOLUTIONS GROUP, LLC

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

HD SUPPLY DISTRIBUTION SERVICES, LLC

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

HD SUPPLY REPAIR & REMODEL, LLC

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

WILLIAMS BROS. LUMBER COMPANY, LLC

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

[Signature Page to Senior Notes Registration Rights Agreement]

HD SUPPLY CONSTRUCTION SUPPLY, LTD.
By: HD Supply GP & Management, Inc., its general partner

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

HD SUPPLY ELECTRICAL, LTD.
By: HD Supply GP & Management, Inc., its general partner

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

HD SUPPLY FACILITIES MAINTENANCE, LTD.
By: HD Supply GP & Management, Inc., its general partner

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

HD SUPPLY HOLDINGS, LLC

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

[Signature Page to Senior Notes Registration Rights Agreement]

HD SUPPLY UTILITIES, LTD.
By: HD Supply GP & Management, Inc., its general partner

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

HD SUPPLY WATERWORKS, LTD.
By: HD Supply GP & Management, Inc., its general partner

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

MADISON CORNER, LLC
By: Cox Lumber Co., its managing member

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

PARK-EMP, LLC
By: Cox Lumber Co., its managing member

By:	/s/ Vidya Chauhan
	Name:	Vidya Chauhan
	Title:	Vice President

[Signature Page to Senior Notes Registration Rights Agreement]

HD SUPPLY SUPPORT SERVICES, INC.

By:	/s/ Katherine Boelte
	Name:	Katherine Boelte
	Title:	Vice President

PROVALUE, LLC
By: HD Supply Support Services, Inc., its managing member

By:	/s/ Katherine Boelte
	Name:	Katherine Boelte
	Title:	Vice President

[Signature Page to Senior Notes Registration Rights Agreement]

HDS IP HOLDING, LLC

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President

[Signature Page to Senior Notes Registration Rights Agreement]

HD SUPPLY DISTRIBUTION SERVICES, LLC

By: HD SUPPLY GP & MANAGEMENT, INC., as Manager

By:	/s/ Ricardo Nunez
Name: Ricardo Nunez
Title: Secretary

H 2008-3 CAYMAN PARTNERS, L.P.

By:	H 2008-3 Cayman GP, Ltd., as General Partner of H 2008-3 Cayman Partners, L.P.

By:	/s/ Stephen Zide
	Name:	Stephen Zide
	Title:	Director

[Signature Page to Exchange and Registration Rights Agreement]

By: PQ/HDS CAYMAN PARTNERS, L.P.

By:	/s/ Jeremy W. Andersen
	Name:	Jeremy W. Andersen
	Title:	Authorized Person

By: PQ/HDS CAYMAN PARTNERS-A, L.P.

By:	/s/ Jeremy W. Andersen
	Name:	Jeremy W. Andersen
	Title:	Authorized Person

CLAYTON, DUBILIER & RICE FUND VII, L.P.

By: CD&R Associates VII, Ltd., its general partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer & Assistant Secretary

CD&R PARALLEL FUND VII, L.P.

By:	CD&R Parallel Fund Associates VII, Ltd.,
its general partner

By:	/s/ Theresa A. Gore
	Name	Theresa A. Gore
	Title:	Vice President, Treasurer & Assistant Secretary

CLAYTON, DUBILIER & RICE FUND VII (CO-INVESTMENT), L.P.

By: CD&R Associates VII (Co-Investment), Ltd., its general partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer & Assistant Secretary

[Signature Page to Exchange and Registration Rights Agreement]